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                                                                   EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

Luminex Project, Inc., a Delaware corporation (formerly known as Rules-Based Medicine, Inc.), Luminex International, Inc., a Delaware corporation, and Luminex B.V., a Dutch Private Limited Liability Company.